Exhibit 10.1

ASSET PURCHASE AGREEMENT
by and among
THERMAFREEZE PRODUCTS CORPORATION,
AQUAMER MEDICAL CORP.
 and
AQUAMER SHIPPING CORP.

Dated as of March 21, 2010

ASSET PURCHASE AGREEMENT

            ASSET PURCHASE AGREEMENT, dated as of March 21, 2010, by and among THERMAFREEZE PRODUCTS CORPORATION, a Delaware corporation (the "Seller"), AQUAMER MEDICAL CORP., a Delaware corporation ("Aquamer"), and AQUAMER SHIPPING CORP., a Delaware corporation and wholly-owned subsidiary of Aquamer (the "Purchaser").

            WHEREAS, the Seller is involved, inter alia, in the design and development of metalized liners potentially to be offered for sale in the intermodal shipping market (collectively, the "Product Development");

            WHEREAS, the Seller is a party to that certain Consultant Services Agreement dated as of October 1, 2009 by and between the Seller and Thomas Belina ("Consultant"), pursuant to which, inter alia, Consultant develops and designs metalized liners offered for sale in the intermodal shipping market (the "Consulting Agreement"); and

            WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, those assets of the Seller used or useful in the Product Development upon the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

Article I

CERTAIN DEFINITIONS

            The terms defined in Appendix I attached hereto, whenever used in this Agreement (including, without limitation, the exhibits and schedules attached hereto), shall have the meanings given to them in Appendix I.

Article II

PURCHASE AND SALE OF ASSETS; PURCHASE PRICE

            2.01          Sale of the Acquired Assets.

                        (a)                At the Closing, subject to the terms and conditions of this Agreement, the Seller shall sell, transfer, convey, assign and deliver to the Purchaser, and relinquish exclusively to the Purchaser in perpetuity all right, title and interest in and to the Acquired Assets and the Product Development.

                        (b)               In furtherance of this Agreement, from and after the Closing Date, the Purchaser shall: (i) receive and be entitled to exercise in full all rights and benefits pertaining to the Acquired Assets and the Product Development and perform all other such acts in relation thereto as the Purchaser, in its sole discretion, deems advisable; and (ii) subject to Indemnitor's rights pursuant to Section 7.04, be entitled to institute and prosecute all suits and proceedings and take all actions, in its own name or in the name of the Seller, as the case may be, as the Purchaser, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind in and to any and all of the Acquired Assets and the Product Development.

            2.02          Liabilities.

                        (a)                Assumed Liabilities.  At Closing, the Purchaser shall assume, and from and after the Closing the Purchaser shall be obligated to discharge and perform, the liabilities and obligations of the Seller under the Contracts that are included in the Acquired Assets to be performed after the Closing Date (the "Assumed Liabilities").

                        (b)               Excluded Liabilities.  Except for the Assumed Liabilities, neither the Purchaser nor any of its Affiliates shall assume or otherwise be liable in respect of, or be deemed to have assumed or otherwise be liable in respect of, any debt, claim, obligation, or other liability of the Seller, or any of its Affiliates (the "Excluded Liabilities"), regardless or whether such debt, claim, obligation, or other liability is matured or unmatured, contingent or fixed, known or unknown.

            2.03          Purchase Price.  The aggregate purchase price (the "Purchase Price") for the Acquired Assets and the covenants contained in Section 4.01 of this Agreement shall be delivered to the Seller at Closing as follows: (i) 15,000,000 shares of the common stock, par value $0.0001 per share, of Aquamer (the "Shares") and (ii) a promissory note, with Purchaser as maker, accruing interest at an annual rate of 6.00% and maturing 120 days following the Closing in the aggregate principal amount of One Hundred Thousand Dollars ($100,000) in the form attached as Exhibit A hereto (the "Promissory Note").

Article III

CLOSING AND PAYMENT OBLIGATION

            3.01          Closing.  The consummation of the purchase and sale contemplated by this Agreement (the "Closing") shall be held at the offices of Pryor Cashman LLP, 7 Times Square, New York, New York simultaneously with the execution of this Agreement.  The date of the Closing is sometimes herein referred to as the "Closing Date."  By mutual agreement of the parties, the Closing may be alternatively accomplished by facsimile transmission to the respective offices of legal counsel for the parties of the requisite documents, duly executed where required, with originals to be delivered by overnight courier service on the next business day following the Closing.

            3.02          Deliveries by the Seller.  Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of the Purchaser contained herein, and in consideration of the Purchase Price, the Seller agrees to deliver at the Closing the following, all reasonably satisfactory in form and substance to the Purchaser and its legal counsel: (i) a duly executed bill of sale for all of the Acquired Assets of the Seller substantially in the form attached hereto as Exhibit B; (ii) a duly executed assignment and assumption agreement necessary to transfer to the Purchaser the Contracts, substantially in the form attached hereto as Exhibit C (the "Assignment and Assumption Agreement"); (iii) evidence satisfactory to the Purchaser in its sole discretion that any and all Encumbrances on the Acquired Assets have been released; (iv) all lists, accounts, books and records included as Acquired Assets pursuant to Appendix I, Section 1.01(e); and (v) all other deeds, endorsements, assignments and other instruments as, in the reasonable opinion of counsel for the Purchaser, are required to vest in the Purchaser all right, title and interest in and to any of the Acquired Assets.

            3.03          Deliveries by the Purchaser.  Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of the Seller contained herein, and in consideration of the Acquired Assets, the Purchaser agrees to deliver at the Closing the following, all reasonably satisfactory in form and substance to the Seller and its legal counsel: (i) the Shares; (ii) the Promissory Note; (iii) a duly executed Assignment and Assumption Agreement; and (iv) such other assignment, transfer and assumption documents and instruments as in the reasonable opinion of counsel of the Seller may be reasonably required to effectuate the terms of this Agreement and to comply with the terms hereof.

Article IV

ADDITIONAL AGREEMENTS

            4.01          Agreement Not to Solicit and to Maintain Confidentiality.

                        (a)                For good and valuable consideration and in furtherance of the sale of the Acquired Assets and the Product Development to the Purchaser hereunder, in order to insure that the Purchaser obtains the benefits it reasonably expects to obtain hereunder and to more effectively protect the value and goodwill of the Acquired Assets and the Product Development, the Seller (the "Restricted Party") covenants and agrees that, for the period ending on the third (3rd) anniversary of the Closing Date, the Restricted Party will not, nor will any of its Affiliates, without the prior written consent of the Purchaser, its successor or assignee, directly or indirectly induce or attempt to persuade any customer, supplier, licensor or licensee of the Products or any business that markets or licenses the Products, to terminate or modify such relationship, or otherwise interfere with such relationship.

                        (b)               The Restricted Party hereby expressly represents and warrants that the Acquired Assets include Proprietary Information.  The Restricted Party acknowledges and agrees that all such Proprietary Information is confidential and proprietary and that a substantial portion of the Purchase Price is being paid for such Proprietary Information and that it represents a substantial investment having great economic and commercial value to the Purchaser, and constitutes a substantial part of the value to the Purchaser of the Product Development and the Acquired Assets.  The Restricted Party acknowledges that the Purchaser would be irreparably damaged if any of such Proprietary Information was disclosed to, or used or exploited on behalf of, any Person or entity other than the Purchaser or its Affiliates.  Accordingly, the Restricted Party covenants and agrees that the Restricted Party shall not, without the prior written consent of the Purchaser, disclose, use or exploit any such Proprietary Information, whether for the benefit of the Restricted Party or of any third party or otherwise, except that the Restricted Party may use or exploit a particular item of such Proprietary Information if and to the extent (but only if and to the extent) that such item: (i) is or becomes publicly known through no act of the Restricted Party; (ii) is required to be disclosed to (or by order of) a governmental agency or a court of law or otherwise as required by law; provided, that prior to any such disclosure, notice of such requirement of disclosure is given to the Purchaser and the Purchaser is afforded the reasonable opportunity to object to such disclosure; (iii) is required to be disclosed to the Purchaser's Representatives working on this transaction; (iv) has been disclosed to the Restricted Party after the date hereof by a third party that is not under an obligation to the Seller or the Purchaser to restrict disclosure of such information; or (v) has been independently developed after the date hereof by the Restricted Party without prior knowledge or use of such Proprietary Information.

                        (c)                The Restricted Party hereby expressly acknowledges that money damages will be impossible to calculate and may not adequately compensate the Purchaser in connection with an actual or threatened breach by any Restricted Party of any of the provisions of this Section 4.01.  Accordingly, the Restricted Party hereby expressly waives all rights to raise the adequacy of the Purchaser's remedies at law as a defense if the Purchaser seeks to enforce by injunction or other equitable relief the due and proper performance and observance of the provisions of this Section 4.01.  In addition, the Purchaser shall be entitled to pursue any other available remedies at law or equity, including the recovery of money damages, in respect of the actual or threatened breach of the provisions of this Section 4.01.

                        (d)               The Restricted Party and the Purchaser acknowledge and recognize that each of the covenants contained in this Section 4.01 are integral to the sale to the Purchaser of the Acquired Assets and the Product Development, that without the protection of such covenants the Purchaser would not have entered into this Agreement, that the consideration paid by the Purchaser as set forth in Section 2.03 hereof bears no relationship to the damages the Purchaser may suffer in the event of any breach of such covenants, and that such covenants contain limitations as to time, geographical area and/or scope of activity to be restrained which are reasonable and necessary to protect the Purchaser's business interests and the value of the Product Development and the Acquired Assets.  If this Section 4.01 shall nevertheless for any reason be held to be excessively broad as to time, duration, geographical scope, activity or subject, the parties shall amend this Section 4.01 so that it will be enforceable to the fullest extent compatible with applicable laws that shall then apply.

            4.02          Bulk Sales Law.  The Purchaser hereby waives compliance by the Seller with the provisions of all applicable state bulk sales laws, and the Seller warrants and agrees to pay and discharge when due all claims of creditors which could be asserted against the Purchaser by reason of such noncompliance to the extent that such liabilities arise before or as a result of the Closing, and the Seller hereby agrees to protect, defend, hold harmless and indemnify the Purchaser from and against any such non-compliance and all such claims and demands pursuant to the procedures set forth in Article VII hereof which shall apply thereto in all respects.

            4.03          Further Cooperation.  Each of the Seller and the Purchaser shall cooperate, and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

Article V

REPRESENTATIONS AND WARRANTIES OF THE SELLER

            In order to further induce the Purchaser to enter into and perform this Agreement, the Seller hereby represents and warrants to the Purchaser subject to such exceptions as are disclosed in writing by Seller (each of which disclosures, in order to be effective, shall delineate the section or subsection to which they apply but shall also qualify such other sections or subsections in this Article V to the extent it is reasonably apparent on its face from a reading of the disclosure item that such disclosure is applicable to such other section or subsection and each of such exceptions shall be deemed to be representations and warranties hereunder), as follows:

            5.01          Organization.  The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Seller has all requisite corporate power and authority to enable it to own, lease or otherwise hold the Acquired Assets and to carry on the Product Development as presently conducted.  The Seller is duly qualified to do business and in good standing in each jurisdiction in which the nature of the Product Development or the ownership, leasing or holding of the Acquired Assets makes such qualification necessary except when the failure to be so qualified would not have a material adverse effect on the Product Development.   A list of the jurisdictions in which the Seller is so qualified is set forth on Schedule 5.01 hereto.

            5.02          Authorization.  The Seller has all requisite power and authority to enter into this Agreement and each Related Document to which it is a party and to consummate the transactions contemplated hereby and thereby.  All acts and other proceedings required to be taken by the Seller to authorize the execution, delivery and performance of this Agreement and each Related Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken.

            5.03          Valid and Binding.  This Agreement and each Related Document constitutes a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            5.04          No Violation.  The execution and delivery of this Agreement and each Related Document by the Seller and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof does not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any Encumbrance of any kind upon any of the Acquired Assets under, any provision of (i) the Certificate of Incorporation or By-laws of the Seller, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or loan or other agreement to which the Seller is a party or by which any of the Seller's properties or assets are bound, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Seller or the property or assets of the Seller.

            5.05          Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any court or other tribunal, and no consent or waiver of any party to any Contract is required to be obtained by the Seller in connection with the execution, delivery and performance of this Agreement and each Related Document or the consummation of the transactions contemplated hereby or thereby.

            5.06          Contracts and Commitments.  (a) All of the Contracts constitute valid and binding agreements of the Seller and, to Seller's Knowledge, each other party thereto, enforceable in accordance with their terms, (b) with respect to the Contracts there are no existing defaults by the Seller or, to Seller's Knowledge, by any other party thereto and there is no event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under the Contracts by the Seller or, to Seller's Knowledge, by any other party thereto, (c) the Seller is not restricted by agreement from carrying on in any geographical location the Product Development as conducted on the Closing Date and (d) there are no negotiations pending or in progress to revise any Contract.

            5.07          Intellectual Property and Technology.

                        (a)                Schedule 5.07(a) sets forth a true, complete and correct list of each separately identifiable item of Acquired Intellectual Property, including, but not limited to, Intellectual Property that covers or is embodied in any Products, including an indication in each case of which is Licensed Intellectual Property and the registered or unregistered status of all copyrights, trademarks and service marks included within such Acquired Intellectual Property.  All Intellectual Property set forth on Schedule 5.07(a) is either Owned Intellectual Property or Licensed Intellectual Property.

                        (b)               Each Person who has contributed to or participated in the conception, reduction to practice, authoring, creation or development of the Products, Services, Technology or any Owned Intellectual Property (collectively, "IP Development Work") is set forth on Schedule 5.07(b).  No Person set forth on Schedule 5.07(b) has retained or been granted any rights or licenses in the Products, Services, Technology or Owned Intellectual Property.  Each such Person:

                                                (i)                  either (x) is (or was at the time the IP Development Work was performed) a bona fide employee of the Seller (and is identified as such on Schedule 5.07(b)) or (y) has duly executed a "work-made-for-hire" agreement with the Seller (which agreement is identified on Schedule 5.07(b) and a copy of which has been provided to the Purchaser) covering such IP Development Work; and

                                                (ii)                if such IP Development Work generated Intellectual Property consisting of, or Proprietary Information describing, one or more inventions that have been patented or are the subject of a pending patent application anywhere in the world, has executed a valid written assignment of all rights of such Person in and to the results of such Person's IP Development Work in favor of the Seller as assignee (which assignment is identified on Schedule 5.07(b) and a copy of which has been provided to the Purchaser).

                        (c)                The Seller owns all right, title and interest in and with respect to all Acquired Intellectual Property (except for Licensed Intellectual Property) free and clear of any Encumbrances, and the Owned Intellectual Property is fully transferable, alienable and licensable by the Purchaser without restriction.  Except as set forth on Schedule 5.07(c), the Seller has not received (nor does the Seller have Knowledge of) any notice, claim or allegation from any Person for any violation or infringement by the Seller of any rights with respect to any Acquired Intellectual Property or questioning the right of the Seller to unconditionally use, possess, transfer, convey, distribute or otherwise dispose of either (i) any Technology, (ii) any Owned Intellectual Property or (iii) any Acquired Intellectual Property at any time used in the Product Development.  The Seller's use of the Technology and Acquired Intellectual Property, past and present, has not and does not violate or constitute a breach of any agreement, obligation, promise or commitment by which the Seller or any of the Acquired Assets may be bound or constitute a violation of any laws, regulations, ordinances, codes or statutes in any jurisdiction.

                        (d)               There is neither (i) any interference, opposition, cancellation, reexamination or other contest, proceeding, action, suit, hearing, investigation, charge, complaint, demand, notice, claim or dispute relating to or affecting the Acquired Intellectual Property nor (ii) any claim of infringement, misappropriation or other violation by the Seller of any Intellectual Property or other proprietary rights of any other Person, in either case pending or, to Seller's Knowledge, threatened against the Seller.  No governmental agency or authority has disputed the Seller's right to obtain or continue the Intellectual Property Registration of any Acquired Intellectual Property that has at any time been the subject of an Intellectual Property Registration, except where such dispute has been resolved in favor of issuing or continuing such Intellectual Property Registration.

                        (e)                No licenses or other rights have been granted to any Person by the Seller, and the Seller has no obligation to grant to any Person any licenses or other rights, with respect to any Products, Services, Technology or Acquired Intellectual Property.  The Seller has no agreement to indemnify any individual or entity against any charge of infringement of any Intellectual Property.  To Seller's Knowledge, and except as set forth on Schedule 5.07(e), there has been no unauthorized use, disclosure, infringement or misappropriation by any third party, including any employee or former employee of the Seller, of any Products, Services, Technology, Proprietary Information or Acquired Intellectual Property used or distributed in connection with the Product Development.  No claims have been made by the Seller for any violation or infringement by third parties of any rights with respect to any of the Acquired Intellectual Property.  To Seller's Knowledge and except as set forth on Schedule 5.07(e), there are no such claims that the Seller has the right to make or assert against third parties (nor any reasonable basis therefor).

                        (f)                 To Seller's Knowledge, neither the manufacture, use, offer for sale, sale, licensing, distribution, copying or other reproduction, transfer or disposal of any Product or Service by the Seller (except as set forth on Schedule 5.07(f)), nor any other activity at any time engaged in by the Seller in the course of conducting the Product Development (i) infringes or misappropriates the Intellectual Property of any other Person, (ii) violates the privacy rights of any Person or (iii) constitutes unfair competition or trade practices under the laws of the United States.  The Seller has not received notice from any Person that the Seller's use, offer for sale, sale, licensing, transfer or disposal of the Products and Services, or any other activity engaged in by the Seller in the course of conducting the Product Development, infringes or misappropriates any Intellectual Property, violates the privacy rights of any Person, or constitutes unfair competition or unfair trade practices.

                        (g)                Schedule 5.07(g) sets forth a true, complete and correct list of all Third-Party Licenses including, but not limited to, all licenses for Software used by the Seller to create, modify, compile, operate or support the Products and Services.  Except as set forth on Schedule 5.07(g), the Seller has all rights in the Technology and the Acquired Intellectual Property necessary to conduct the Product Development as conducted by the Seller and such rights will not be adversely affected as a result of or in connection with the execution and delivery of this Agreement, the Closing or the consummation of any of the transactions contemplated hereby.  Except as set forth on Schedule 5.07(g), the Seller has made any and all payments required to be made pursuant to, or in connection with, its rights under the Third-Party Licenses and is not otherwise in breach of any Third-Party License.  Except for Licensed Intellectual Property, the Products and Technology contain no materials in which any third party may claim superior, joint or common ownership.

                        (h)                Schedule 5.07(h) sets forth a true, complete and correct list of all Intellectual Property Registrations of the Seller, together with a true, complete and correct list of all unregistered trademarks, service marks and other source identifiers of the Seller, and the jurisdictions in which such trademarks, service marks and source identifiers are used.  All statements and representations made by the Seller in any Intellectual Property Registration were true in all material respects as of the time they were made.  To the extent required by applicable law, if such statements or representations ceased to be true after such Intellectual Property Registration was filed or issued, appropriate amendments were timely filed by the Seller to correct such statements or representations.  Except as specifically set forth on Schedule 5.07(h), (i) to Seller's Knowledge, there is no fact or circumstance which would prevent the Seller's unregistered copyrights or the unregistered service marks, trademarks and other source identifiers listed on Schedule 5.07(h) from being registered; (ii) no Intellectual Property Registration related to the Product Development has lapsed, expired or been abandoned, surrendered or canceled, or is subject to any injunction, judgment, order, decree, ruling or charge or is subject to any pending or, to Seller's Knowledge, threatened oppositions, cancellations, interferences or other proceedings before the United States Patent and Trademark Office, the Trademark Trials and Appeals Board, the United States Copyright Office or in any other court, tribunal, administrative body or agency of competent jurisdiction in any country anywhere in the world and (iii) all filing fees, maintenance fees, examination fees, taxes, proofs of use and other administrative requirements necessary to have been paid or done in order to obtain or maintain any Intellectual Property Registration related to the Product Development have been paid or done and there are no fees or taxes required to be paid, or actions required to be taken, within ninety (90) days after the Closing Date.

                        (i)                  Except as set forth on Schedule 5.07(i), there are no Contracts with respect to the marketing, distribution, licensing, or promotion of any Products, Services, Technology or any Acquired Intellectual Property of the Seller, by any independent salesperson, distributor, sublicensor, or other remarketer or sales organization.

                        (j)                 From the date on which the Seller developed or acquired each item of Technology or Proprietary Information which was considered confidential at the time of such development or acquisition through the date hereof, the Seller has taken the actions which a reasonably prudent person in the Seller's business would take to maintain the Seller's Technology and Proprietary Information as confidential and proprietary, to protect against the loss, theft or unauthorized use of such Technology or Proprietary Information, and to protect and preserve the confidentiality of all such Technology and Proprietary Information of the Seller.  To Seller's Knowledge, all use, disclosure or appropriation of such Technology or Proprietary Information of the Seller by or to a third party has been pursuant to the terms of an agreement between the Seller and such third party.  All use, disclosure or appropriation of Technology or Proprietary Information not owned by the Seller has been pursuant to the terms of an agreement between the Seller and the owner of such Technology or Proprietary Information, or is otherwise lawful.  No holder of securities of the Seller has any interest or claim with respect to any Technology or Proprietary Information used in the Product Development.

            5.08          Title to the Assets.  Except as described on Schedule 5.08, the Seller has good and marketable title to, or a valid leasehold interest in, the Acquired Assets free and clear of all Encumbrances, except for Encumbrances for taxes not yet due and payable or Encumbrances for taxes which are being contested in good faith.  The Seller owns, or has a valid leasehold or other interest in, and immediately after the Closing the Purchaser will own, or have a valid leasehold or other interest in, all assets necessary for the conduct of the Product Development as previously conducted by the Seller (all of which assets are included within the Acquired Assets) and to permit the Purchaser to continue to conduct the Product Development in all respects in substantially the same manner as the Product Development has been conducted through the date hereof.

            5.09          Licenses; Permits.  Schedule 5.09 sets forth, with respect to the Product Development and the Acquired Assets, all Governmental Authorizations and Permits and, except as set forth in Schedule 5.09, such Governmental Authorizations and Permits constitute all approvals, authorizations, certifications, consents, variances, permissions, licenses, or permits to or from, or filings, notices, or recordings to or with, federal, state, or local governmental authorities that are required for the ownership and use of the Acquired Assets and the conduct of the Product Development under federal, state, and local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree.  The Seller is in compliance with all terms and conditions of such Governmental Authorizations and Permits.  All of such Governmental Authorizations and Permits are in full force and effect, and to Seller's Knowledge, no suspension or cancellation of any of them is being threatened, nor will any of such Governmental Authorizations and/or Permits be affected by the consummation of the transactions described in this Agreement.  The Seller is in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in any law, regulation, code, plan, order, decree, judgment, notice, or demand letter issued, entered, promulgated, or approved thereunder relating to or affecting the Product Development.

            5.10          Litigation.  As of the date hereof, there is no action, proceeding or investigation pending or, to Seller's Knowledge, threatened that (i) is or may be brought against or that involves the Acquired Assets or the Product Development, or (ii) questions or challenges the validity of, or seeks damages or equitable relief on the basis of, this Agreement or any action taken or to be taken by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby, nor, to Seller's Knowledge, is there any valid basis for any such action, proceeding or investigation.

            5.11          Court Orders, Decrees, and Laws.  There is no outstanding or, to Seller's Knowledge, threatened order, writ, injunction, or decree of any court, governmental agency, or arbitration tribunal against the Seller involving or relating to the Product Development.  The Seller is not in violation of any applicable federal, state or local laws, regulations, ordinances, zoning requirements, governmental restrictions, orders, judgments or decrees affecting, involving or relating to the Product Development, and the Seller has not received any notices alleging any such violation.  The foregoing shall be deemed to include laws and regulations relating to the federal patent, copyright, and trademark laws, state trade secret and unfair competition laws, taxes of any nature whatsoever and to all other applicable laws.

            5.12          No Errors or Omissions.  The Seller has not paid any liability, damage, loss, cost or expense as a result of any defect or other deficiency (whether of content, design, materials, workmanship, labeling, instructions or otherwise) with respect to the Products or Services ("E&O Liability"), whether such E&O Liability is incurred by reason of any express or implied warranty (including without limitation any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), or any statutory provision or otherwise and irrespective of whether such E&O Liability is covered by insurance.

            5.13          Broker's Fees.  Neither the Seller nor anyone acting on its behalf have made any commitment or done any other act which would create any liability for any brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement.

            5.14          Disclosure.  No representation or warranty by the Seller in this Agreement and no statement contained herein or in any Related Document furnished or to be furnished by the Seller to the Purchaser pursuant to the provisions hereof contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein not misleading.  The Seller has disclosed to the Purchaser all facts known or reasonably available to the Seller that are material to the Product Development or the Acquired Assets.

Article VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER

            In order to further induce the Seller to enter into and perform this Agreement, the Purchaser and Aquamer hereby represent and warrant to the Seller as follows:

             6.01          Corporate Organization; Due Authorization.  The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power to execute, deliver and perform this Agreement and each Related Document to which it is a party.  The execution, delivery and performance of this Agreement and all Related Documents have been duly and validly authorized by all necessary corporate actions on the part of the Purchaser and Aquamer, respectively.

            6.02          Issuance of Shares.  Upon issuance at the Closing, the Shares will be duly authorized, validly issued, fully paid and non-assessable, and will not be issued in violation of any preemptive, subscription or other right of any person to acquire securities, ownership interests or rights in Aquamer.  There are no outstanding subscriptions, options, convertible or exchangeable securities, preemptive rights, warrants, calls or agreements relating to the issuance or transfer of the Shares.  The Shares will be issued in compliance with all applicable laws, including securities laws.  Aquamer has not violated any applicable laws in connection with the sale of the Shares.

            6.03          Valid and Binding.  This Agreement constitutes (and, when executed and delivered at Closing, each Related Document, to the extent that the Purchaser and Aquamer are parties thereto, as applicable, will constitute) a valid and binding obligation of each of the Purchaser and Aquamer, enforceable against each of the Purchaser and Aquamer in accordance with its terms, except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            6.04          Consents and Approvals of Governmental Authorities.  No consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is required to be obtained by the Purchaser or Aquamer in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

            6.05          No Violation.  The execution and delivery of this Agreement and each Related Document by the signatories thereto, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof does not and will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any Encumbrance of any kind upon any of the properties or assets of each of the Purchaser and Aquamer under, any provision of (i) the Certificate of Incorporation or By-laws of the Purchaser and Aquamer, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or loan or other agreement to which the Purchaser and Aquamer, as applicable, is a party or by which any of its properties or assets are bound, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser and Aquamer or their property or assets, respectively.

            6.06          Broker's Fees.   None of the Purchaser, Aquamer nor anyone acting on their behalf has made any commitment or done any other act which would create any liability for any brokerage, finder's or similar fees or commissions in connection with the transactions contemplated by this Agreement.

Article VII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

            7.01          Survival of Representations and Warranties.  All representations and warranties made by any party hereto in this Agreement or in the attached Schedules or in any exhibit or certificate delivered pursuant hereto shall survive the Closing hereunder and any investigation heretofore made by or on behalf of any other party through the first anniversary of the Closing Date, except with respect to the following representations and warranties (the "Fundamental Representations"):  Sections 5.01 ("Organization"), 5.02 ("Authorization"), 5.03 ("Valid and Binding"), 5.04 ("No Violation"), 5.05 ("Consents and Approvals") and 6.02 ("Issuance of Shares") which shall survive until the expiration of the statute of limitations applicable thereto (each, a "Survival Period").  No investigation by the Purchaser shall relieve the parties from any liability for any misrepresentation, misleading statement or omission made in this Agreement or in connection with the transactions contemplated hereby.

            7.02          Notice of Damages.  A party seeking indemnity hereunder (the "Indemnified Party") will give the party from whom indemnity is sought hereunder (the "Indemnitor") prompt notice (hereinafter, the "Indemnification Notice") of any demands, claims, actions or causes of action (collectively, "Claims") asserted against the Indemnified Party.  Failure to give such notice shall not relieve the Indemnitor of any obligations which the Indemnitor may have to the Indemnified Party under this Article VII, except to the extent that such failure has prejudiced the Indemnitor under the provisions for indemnification contained in this Agreement or the Indemnitor's ability to defend such Claim.  For purposes of this Article VII, (i) the Purchaser and Aquamer, on the one hand, and the Seller, on the other hand, shall be deemed to be the "Indemnified Party," and (ii) the Purchaser and Aquamer, on the one hand, and the Seller, on the other hand, shall be deemed to be the "Indemnitors," as the case may be.

            7.03          Agreements to Indemnify.

                        (a)                Subject to the terms and conditions of this Article VII, the Seller covenants and agrees to indemnify, defend and hold harmless the Purchaser and its Affiliates (including any officer, director, stockholder, partner, member, employee, agent or representative of any thereof) (a "Purchaser Affiliate") from and against all assessments, losses, damages, liabilities, costs and expenses, including without limitation interest, penalties and reasonable fees and expenses of legal counsel (collectively, "Damages") imposed upon or incurred by the Purchaser or any Purchaser Affiliate arising out of, in connection with or resulting from:  (i) any breach of any representation or warranty of the Seller contained in or made pursuant to this Agreement or any Related Document to which the Seller is a party; (ii) any nonfulfillment of any covenant or agreement of the Seller contained in or made pursuant to this Agreement or any Related Document to which the Seller is a party; (iii) any and all Excluded Liabilities; and (iv) any and all claims made by creditors of the Seller including, without limitation, relating to the provisions of any "bulk sales" laws of any state or other jurisdiction that may be applicable to the transactions contemplated hereby.

                        (b)               Subject to the terms and conditions of this Article VII, each of the Purchaser and Aquamer (jointly and severally) covenants and agrees to indemnify, defend and hold harmless the Seller and its Affiliates (including any successor or assigns, officer, director, stockholder, partner, member, employee, agent or representative thereof) from and against all Damages imposed upon or incurred by such Indemnified Party arising out of or in connection with or resulting from: (i) any breach of any representation or warranty of the Purchaser or Aquamer contained in or made pursuant to this Agreement or any Related Document to which the Purchaser or Aquamer is a party; (ii) any nonfulfillment of any covenant or agreement of the Purchaser or Aquamer contained in or made pursuant to this Agreement or any Related Document to which the Purchaser or Aquamer is a party, (iii) any and all Assumed Liabilities and (iv) any liabilities arising from continuing the Product Development by Purchaser after Closing.

                        (c)                The Indemnitor shall reimburse an Indemnified Party promptly after delivery of an Indemnification Notice certifying that the Indemnified Party has incurred Damages after compliance with the terms of this Article VII; provided, however, that the Indemnitor shall have the right to contest any such Damages or its obligations to indemnify therefor in accordance with the terms of this Agreement.

            7.04          Conditions of Indemnification of Third Party Claims.  The obligations and liabilities of an Indemnitor under Section 7.03 hereof with respect to Damages resulting from Claims by persons not party to this Agreement shall be subject to the following terms and conditions:

                        (a)                Promptly after delivery of an Indemnification Notice in respect of a Claim and subject to Section 7.03(c), the Indemnitor may elect, by written notice to the Indemnified Party, to undertake the defense thereof with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of Indemnitor.  If the Indemnitor chooses to defend any claim, the Indemnified Party shall cooperate with all reasonable requests of the Indemnitor and shall make available to the Indemnitor any books, records or other documents within its control that are necessary or appropriate for such defense.

                        (b)               In the event that the Indemnitor, within a reasonable time after receipt of an Indemnification Notice, does not so elect to defend such Claim, the Indemnified Party will have the right (upon further notice to the Indemnitor) to undertake the defense, compromise or settlement of such Claim for the account of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such Claim pursuant to the terms of Section 7.04(a) at any time prior to settlement, compromise or final determination thereof; provided, that the Indemnitor reimburses in full all costs of the Indemnified Party (including reasonable attorney's fees and expenses) incurred by it in connection with such defense prior to such assumption.

                        (c)                Anything in this Section 7.04 to the contrary notwithstanding, (i) if the Indemnified Party reasonably believes there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party, the Indemnified Party shall have the right to participate in the defense, compromise or settlement of such Claim; provided, that the Indemnitor shall not be liable for expenses of separate counsel of the Indemnified Party engaged for such purpose, and (ii) no person who has undertaken to defend a Claim under Section 7.04(a) hereof shall, without written consent of all Indemnified Parties, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the release by the claimant or the plaintiff of all Indemnified Parties from all liability arising from events which allegedly give rise to such Claim.

            7.05          Limitations on Indemnification.  Notwithstanding anything to the contrary provided elsewhere in this Agreement, the obligations of any Indemnitor under this Agreement to indemnify any Indemnified Party with respect to any Claim pursuant to Section 7.03 shall be of no force and forever barred unless the Indemnified Party has given the Indemnitor notice of such claim prior to the end of the applicable Survival Period.  The Purchaser shall not be entitled to indemnity pursuant to Section 7.03(a)(i) until the aggregate amount of all Claims exceeds $5,000 (the "Threshold") at which time Purchaser shall be entitled to recover the aggregate amount of all Claims including those in the Threshold Amount.  The maximum indemnification pursuant to Section 7.03(a)(i) to which the Purchaser shall be entitled shall be $100,000 (the "Cap").  Notwithstanding the foregoing, the Threshold and Cap shall not apply to a breach of the Fundamental Representations or in the case of fraud or willful misrepresentation.  In any event, the parties shall fully cooperate with each other and their respective counsel in accordance with Section 7.04 in connection with any such litigation, defense, settlement or other attempted resolution.

            7.06          Exclusivity of Remedy. The parties acknowledge and agree that the indemnification provisions contained in Section 7.03 shall be the exclusive remedy for breaches of any representations or warranties except in the case of fraud of willful misrepresentation by the Indemnitor.

Article VIII

MISCELLANEOUS PROVISIONS

            8.01          Expenses; Taxes.  Except as otherwise provided herein, the Seller shall pay all expenses incurred by or on behalf of the Seller and the Purchaser shall pay all expenses incurred by or on behalf of the Purchaser or Aquamer, in each case in connection with this Agreement or any transaction contemplated by this Agreement, whether or not such transaction shall be consummated, including without limitation all fees of its or their respective legal counsel and accountants.  All sales, use, transfer, and purchase taxes and fees, if any, arising out of the transfer of the Acquired Assets pursuant to this Agreement shall be paid by the Seller.

            8.02          Notices.  All notices, requests, demands, consents or waivers and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by facsimile (with immediate confirmation), one business day after being sent if by nationally recognized overnight courier or if mailed, then four days after being sent by certified or registered mail, return receipt requested with postage prepaid:

                        (a)                If to the Seller:

                                                ThermaFreeze Products Corp.
                                                23 Wallace Street, Suite 408
                                                Red Bank, New Jersey 07701
                                                Attention: Richard E. Bolton
                                                Chief Executive Officer
                                                Facsimile: (732) 676-7697

                                    with a copy to:

                                                Pryor Cashman LLP
                                                7 Times Square, 40th Floor
                                                New York, New York 10036
                                                Attention: Eric M. Hellige, Esq.
                                                Facsimile: (212) 798-6380

                        (b)               If to the Purchaser or Aquamer:

                                                Aquamer Medical Corp.
                                                23 Wallace Street, Suite 408
                                                Red Bank, New Jersey 07701
                                                Attention: Richard Falcone
                                                Chief Executive Officer

or, in each case, to such other person or address as any party shall furnish to the other parties in writing.

            8.03          Binding; No Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Seller without the prior written consent of the Purchaser.  The Purchaser may assign all or part of this Agreement and its rights hereunder, (i) to an Affiliate or (ii) from and after the Closing to a Person, not a party to this Agreement, who acquires substantially all of the assets of such party and who assumes all of the obligations of such party hereunder, provided in each such case that no such assignment shall release such party from its duties and obligations hereunder.

            8.04          Severability.  If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances.  In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

            8.05          Governing Law; Consent to Jurisdiction and Venue.

                        (a)                This Agreement shall be governed by the laws of the State of New York as to all matters including, but not limited to, matters of validity, construction, effect, performance and liability, without consideration of conflicts of laws provisions contained therein, and the courts of the State of New York have exclusive jurisdiction of all disputes with respect to an alleged breach of any representation, warranty, agreement or covenant of this Agreement, including any dispute relating to the construction or interpretation of the rights and obligations of any party, which is not resolved through discussion between the parties.

                        (b)               Each of the parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any State or Federal court sitting in New York County in any action or proceeding commenced by any of the parties or to which any of the Purchaser, Aquamer or the Seller is a party arising out of or relating to this Agreement, any Related Document or any transaction contemplated hereby or thereby.  Each of the parties hereby irrevocably waives, to the fullest extent it or they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Each of the parties also irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process by certified mail to such party, and its counsel, at their respective addresses specified in Section 8.02.  Each of the parties further irrevocably and unconditionally agrees that a final judgment in any such action or proceeding (after exhaustion of all appeals or expiration of the time for appeal) shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            8.06          Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            8.07          Headings.  The title of this Agreement, and the headings of the Sections, Articles and Schedules to this Agreement, are for reference purposes only and shall not be used in construing or interpreting this Agreement.

            8.08          Entire Agreement; Amendment; Waiver.  This Agreement and each Related Document delivered pursuant to the terms hereof, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, representations or warranties, whether oral or written, by any party hereto or any officer, director, employee or representative of any party hereto.  No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party to be charged therewith.  The waiver of breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any other breach of the same or any other term or condition.

            8.09          Third Parties.  Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement.

            8.10          Publicity.  From the date hereof through the Closing Date, no party hereto shall make any announcement of the transactions contemplated hereby without the prior written consent of the other parties hereto.

            8.11          No Presumption.  The Seller and the Purchaser have each participated in the negotiation and drafting of this Agreement and have each been represented throughout to his or its satisfaction by legal counsel of his or its choosing.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[remainder of page intentionally left blank; signature page follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                                            PURCHASER:

                                                                        AQUAMER SHIPPING CORP.
                                                                        By:  /s/Richard Falcone
                                                                        Name: Richard Falcone
                                                                        Title:   Chief Executive Officer

                                                            AQUAMER:

                                                                        AQUAMER MEDICAL CORP.
                                                                        By:  /s/Richard Falcone
                                                                        Name: Richard Falcone
                                                                        Title:   Chief Executive Officer

                                                            SELLER:

                                                                        THERMAFREEZE PRODUCTS CORPORATION
                                                                        By:  /s/Richard E. Bolton
                                                                        Name: Richard E. Bolton
                                                                        Title:   Chief Executive Officer

APPENDIX I

1.01          "Acquired Assets" shall mean all of the assets, properties and rights of every kind and description of the Seller used or useful in the Product Development, other than the Excluded Assets, with such additions thereto as may be permitted by the terms of this Agreement, including without limitation:

                        (a)                all Owned Tangible Property, including without limitation that listed and described on Schedule 1.01(a) hereto and the Seller's rights under all related warranties;

                        (b)               all of the Seller' right, title and interest in and to the Leased Tangible Property, including without limitation that listed and described on Schedule 1.01(b) hereto;

                        (c)                all Acquired Intellectual Property, including without limitation that listed and described on Schedule 1.01(c) hereto, together with the Proprietary Information and the Technology;

                        (d)               all of the Seller's right, title and interest in, to and under the Contracts, including without limitation those listed on Schedule 1.01(d) hereto;

                        (e)                all customer, lead, mailing, circulation, purchaser and all other lists, accounts, books and records of the Seller related to the Product Development, (including without limitation those relating to (i) the purchase of materials, supplies or services, and (ii) the production, marketing and sale of Products or Services, including all correspondence and other files), and all other existing records of the Seller related to the Product Development, and all computerized records, together with the related documentation used in connection therewith;

                        (f)                 all claims, including but not limited to claims under the Seller's insurance policies, causes of action and choses in action of the Seller arising from or relating to the Product Development;

                        (g)                all Governmental Authorizations related to the Product Development, including without limitation those listed and described on Schedule 5.09 hereto;

                        (h)                all goodwill of the Seller associated with the Product Development.

1.02          "Acquired Intellectual Property" shall mean the Owned Intellectual Property and any other Intellectual Property of the Seller at any time used or useful in the Product Development, including without limitation all of Seller's right, title and interest in, to and under the Owned Intellectual Property and the Licensed Intellectual Property;

1.03          "Affiliate" shall mean an affiliate of an individual or entity as the term "affiliate" is defined in the rules and regulations promulgated under the Securities Act of 1933, as amended.

1.04          "Agreement" shall mean this Asset Purchase Agreement and all schedules and exhibits hereto.

1.05          "Aquamer" shall have the meaning ascribed to such term in the preamble to this Agreement.

1.06          "Assumed Liabilities" shall have the meaning ascribed to such term in Section 2.02(a).

1.07          "Cap" shall have the meaning ascribed to such term in Section 7.05.

1.08          "Claims" shall have the meaning ascribed to such term in Section 7.02.

1.09          "Closing" shall have the meaning ascribed to such term in Section 3.01.

1.10          "Closing Date" shall have the meaning ascribed to such term in Section 3.01.

1.11          "Consultant" shall have the meaning ascribed to such term in the second WHEREAS clause of this Agreement.

1.12          "Consulting Agreement" shall have the meaning ascribed to such term in the second WHEREAS clause of this Agreement.

1.13          "Contract" shall mean any contract, license agreement, commitment, lease, or restriction of any kind related to the Product Development, written or oral, to which the Seller is a party or by which the Seller is bound or to which any of the Acquired Assets are subject, including without limitation, Third Party Licenses and the Consulting Agreement.

1.14          "Damages" shall have the meaning ascribed to such term in Section 7.03(a).

1.15          "E&O Liability" shall have the meaning ascribed to such term in Section 5.12.

1.16          "Encumbrance" shall mean any claim, mortgage, pledge, lien, security or other third party right or interest of any kind whatsoever, conditional sales agreement, option, encumbrance or charge of any kind affecting real or personal property.

1.17          "Excluded Liabilities" shall have the meaning ascribed to such term in Section 2.02(b).

1.18          "Fundamental Representations" shall have the meaning ascribed to such term in Section 7.01.

1.19          "Governmental Authorizations" shall mean all governmental approvals, authorizations, certifications, consents, variances, permissions, licenses, directives, and permits to or from, or filings, notices, or recordings to or with United States federal, state, and local governmental authorities.

1.20          "Indemnification Notice" shall have the meaning ascribed to such term in Section 7.02.

1.21          "Indemnified Party" shall have the meaning ascribed to such term in Section 7.02.

1.22          "Indemnitor" shall have the meaning ascribed to such term in Section 7.02.

1.23          "Intellectual Property" shall mean all patent, copyright, trade secret, trademark and other intellectual and industrial property which is recognized under the law of any jurisdiction anywhere in the world, whether under common law, by statute or otherwise.

1.24          "Intellectual Property Registration" shall mean an application (including provisional applications), certificate, filing, registration or other document seeking or confirming rights in Intellectual Property, filed with or issued, granted or recorded by any governmental or regulatory authority in any jurisdiction anywhere in the world (including, in the case of patent applications, international or multi-national applications filed in accordance with Chapter I of the Patent Cooperation Treaty or any other multi-lateral agreement), including any and all amendments to any of the foregoing.

1.25          "IP Development Work" shall have the meaning ascribed to such term in Section 5.07(b).

1.26          "Knowledge" means the actual knowledge of the officers and directors of the Seller, after due inquiry.

1.27          "Leased Tangible Property" shall mean all machinery, furniture, equipment and other tangible personal property used or useful in the Product Development, in each case which is subject to a leasehold interest held by the Seller.

1.28          "Licensed Intellectual Property" shall mean Intellectual Property which the Seller uses or has the right to use in the Product Development pursuant to Third Party Licenses.

1.29          "Owned Intellectual Property" shall mean Intellectual Property used or useful in the Product Development (i) created or developed by employees of the Seller or (ii) to which the Seller has acquired, by purchase, assignment or other transfer the unconditional, unrestricted, exclusive right to control or prevent any and all use of such Intellectual Property by others without any consent or approval of or payment to, any other Person.

1.30          "Owned Tangible Property" shall mean all machinery, furniture, fixtures, equipment, inventory, work-in-process and raw materials and other tangible personal property owned by the Seller and used or useful in the Product Development.

1.31          "Permit" shall mean any license, franchise, permit, consent, order, approval, authorization or registration from, of or with a governmental entity.

1.32          "Person" shall mean an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and governmental entity or any department, agency or political subdivision thereof.

1.33          "Products" shall mean any products that may result from the Product Development.

1.34          "Product Development" shall have the meaning ascribed to such term in the first WHEREAS clause of this Agreement.

1.35          "Promissory Note" shall have the meaning ascribed to such term in Section 2.03.

1.36          "Proprietary Information" shall mean, with respect to the Acquired Assets, all technical, commercial, marketing or other information, data and material of the kind normally considered to be confidential or proprietary in nature, including without limitation, information relating to the Technology and any other process, design, formula, know‑how, invention, trade secret or research, marketing or other data used or useful in the Product Development and that has not entered the public domain.

1.37          "Purchase Price" shall have the meaning ascribed to such term in Section 2.03.

1.38          "Purchaser" shall have the meaning ascribed to such term in the preamble to this Agreement.

1.39          "Purchaser Affiliate" shall have the meaning ascribed to such term in Section 7.03(a).

1.40          "Related Documents" shall mean all other agreements, instruments, documents and certificates to be executed and delivered pursuant to this Agreement.

1.41          "Representatives" shall mean the attorneys, accountants or other agents or employees of a party to this Agreement.

1.42          "Restricted Party" shall have the meaning ascribed to such term in Section 4.01.

1.43          "Seller" shall have the meaning provided such term in the preamble of this Agreement.

1.44          "Services" shall mean services offered or provided to third parties by the Seller in respect of the Product Development, including, but not limited to, access to and use of the Products.

1.45          "Shares" shall have the meaning ascribed to such term in Section 2.03.

1.46          "Survival Period" shall have the meaning ascribed to such term in Section 7.01.

1.47          "Tangible Property" shall mean the Owned Tangible Property and the Leased Tangible Property.

1.48          "Technology" shall mean all of the Seller's formulae; algorithms; processes; procedures; designs; strategic, business and other plans; research; invention disclosures (whether describing patentable or unpatentable inventions); and all records of the foregoing, including without limitation, any laboratory notes; test methodologies and results; engineering and technical information; data, materials, know-how and methodologies; trade secrets; web sites; communications and associated peripheral devices and resources; computer software, programs and code, both object and source, in whatever form and media; databases; specifications, software manuals and program documentation, prototypes and other tangible items used or useful in the Product Development.

1.49          "Third Party License" shall mean all licenses, agreements, obligations or other commitments under which a Person has granted the Seller a right to use Intellectual Property but retains one or more rights to use such Intellectual Property.

1.50          "Threshold" shall have the meaning ascribed to such term in Section 7.05.

Exhibit A

PROMISSORY NOTE

$100,000.00                                                                                                              March 21, 2010

            FOR VALUE RECEIVED, AQUAMER SHIPPING CORP., a Delaware corporation (herein called the "Borrower"), hereby promises to pay to the order of ThermaFreeze Products Corp., a Delaware corporation (the "Holder"), the principal sum of One Hundred Thousand Dollars ($100,000.00), subject to the conditions set forth below, together with interest upon the principal hereof at the rate of 6.00% per annum prior to the occurrence of an event of default (as described below) and at the rate of 12% per annum from and after an event of default.  Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Asset Purchase Agreement, dated as of March 21, 2010 (the "Asset Purchase Agreement"), by and among the Borrower, Aquamer Medical Corp. (the "Company") and the Holder.

            The outstanding principal amount of this Note plus accrued interest shall be due and payable 120 days following the date hereof.

            Interest on this Note shall accrue on the unpaid principal amount of this Note from the date of issuance until the date of repayment of the principal and payment of accrued interest in full.  Interest shall be calculated on the basis of a 365/366 actual day calendar year.  Payments hereunder shall be made at such place as the holder hereof shall designate to the undersigned, in writing, in lawful money of the United States of America in immediately available funds and without presentation of this Note for notation of such payment.  Any payment which becomes due on a Saturday, Sunday or legal holiday shall be payable on the next business day.

            This Note shall, (i) upon declaration by the Holder or (ii) automatically upon acceleration pursuant to clause (b) below, become immediately due and payable upon the occurrence of any of the following specified events of default:

                        (e)                If the Borrower shall default in the due and punctual payment of the principal amount of this Note or accrued interest thereon when and as the same shall become due and payable, whether at maturity or by acceleration;

                        (f)                 If the Borrower or the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking of possession by any such official in an involuntary case or other proceeding commenced against him or it, or shall make a general assignment for the benefit of creditors, or shall take any action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against the Borrower or the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 20 consecutive days;

                        (g)                If the Borrower is in breach of any covenant or agreement set forth in this Note;

                        (h)                If the Borrower or the Company sells or transfers all or substantially all of its assets or merges with or into another entity such that the Borrower is not the surviving entity.

            Declaration of this Note being immediately due and payable by the Holder may only be made by written notice to the Borrower declaring the unpaid balance of the principal amount of this Note and accrued interest thereon to be due.  Such declaration shall be deemed given upon the occurrence of any event specified in clause (b) above.

            The Borrower shall pay all costs and expenses incurred by Holder in enforcing the terms of this Note or the collection of the debt evidenced hereby, including without limitation court costs and reasonable attorneys' fees, whether or not legal action is commenced against the Borrower.

            This Note may be prepaid by the Borrower in whole or in part at any time or from time to time without penalty or premium.  All prepayments shall be applied first to any additional amounts due and owing under this Note, then to accrued and unpaid interest due and owing hereunder and thereafter to the reduction and payment of principal in order of maturity.  The obligations of the Borrower and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

            The Borrower for itself and its successors and assigns hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or endorsement of this Note.

            This Note shall be deemed to have been made under, and shall be interpreted and governed by reference to, the laws of the State of New York.  The Borrower hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any New York State or Federal court sitting in New York County in any action or proceeding commenced by Holder arising out of or relating to this Note.  The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so under applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The Borrower also irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process by overnight courier to the Borrower at its address specified in Section 8.02 of the Asset Purchase Agreement.  The Borrower further irrevocably and unconditionally agrees that a final judgment in any such action or proceeding (after exhaustion of all appeals or expiration of the time for appeal) shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            Except as expressly agreed in writing by the Holder, no extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note shall release, discharge, modify, change or affect the liability of the Borrower under this Note.

            All of the covenants, stipulations, promises and agreements made by or contained in this Note on behalf of the undersigned shall bind its successors, whether so expressed or not.

            No failure on the part of the Holder to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of such rights preclude any other or further exercise thereof or the exercise of any other right.

            It is the intention of the Borrower and the Holder that all payments due hereunder will be treated for accounting and tax purposes as indebtedness of the Borrower to the Holder.  Each of the Borrower and the Holder agrees to report such payments due hereunder for the purposes of all taxes in a manner consistent with such intended characterization.

            If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions herein shall in no way be affected thereby.

            The terms of this Note cannot be changed except in a writing executed by the Holder and the Borrower.  This Note may not be discharged in whole or in part, except by a writing executed by Holder.  In the event that Holder demands or accepts partial payments of this Note, such demand or acceptance shall not be deemed to constitute a waiver of the right to demand the entire unpaid balance of this Note at any time in accordance with the terms hereof.

            All notices, demands and other communications hereunder shall be in writing and shall be delivered in accordance with Section 8.02 of the Asset Purchase Agreement.

            IN WITNESS WHEREOF, the Borrower has caused this Note to be signed as of the date hereinabove set forth.

                                                                                    AQUAMER SHIPPING CORP.

                                                                                    By:

                                                                                    Name:  Richard Falcone
                                                                                    Title:     Chief Executive Officer

Exhibit B

BILL OF SALE FOR TANGIBLE AND INTANGIBLE PROPERTY

            THIS BILL OF SALE FOR TANGIBLE AND INTANGIBLE PROPERTY is made, executed and delivered as of this 21st day of March 2010, by ThermaFreeze Products Corporation, a Delaware corporation ("Seller").  Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Asset Purchase Agreement (as defined below).

W I T N E S S E T H:

            WHEREAS, Seller is party to an Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of the date hereof by and among Seller, Aquamer Shipping Corp., a Delaware corporation, and Aquamer Medical Corp., a Delaware corporation.

            WHEREAS, the Asset Purchase Agreement provides for, among other things, the transfer and sale to Purchaser of certain assets, properties and rights of the Seller pertaining to the Product Development, all as more fully described in the Asset Purchase Agreement, and including the Intellectual Property of the Seller included within the Acquired Assets, for consideration in the amount and on the terms and conditions provided in the Asset Purchase Agreement; and

            WHEREAS, Seller desires to carry out the intent and purpose of the Asset Purchase Agreement by executing and delivering to Purchaser, in addition to such other instruments as Purchaser shall have otherwise received or may hereafter reasonably require, this instrument evidencing the transfer to and vesting in Purchaser of all right, title and interest in and to Seller's Intellectual Property included within the Acquired Assets.

            NOW, THEREFORE, in consideration of the premises and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees as follows:

            1.         Sale of Intellectual Property.  As of the date hereof, Seller hereby conveys, grants, bargains, sells, transfers, sets over, assigns, alienates, remises, releases, delivers and confirms unto Purchaser, its successors and assigns forever, all right, title and interest in and to Seller's Intellectual Property included within the Acquired Assets to have and to hold all of the foregoing Seller's Intellectual Property included within the Acquired Assets unto Purchaser, its successors and assignees for its and their own use forever.

            2.         Sale of Tangible Property.  As of the date hereof, Seller hereby conveys, grants, bargains, sells, transfers, sets over, assigns, alienates, remises, releases, delivers and confirms unto Purchaser, its successors and assigns forever, free and clear of all Encumbrances, all Owned Tangible Property of the Seller included within the Acquired Assets.

            2.         Successors and Assigns.  Nothing in this instrument, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than Purchaser, its successors and assigns, any remedy or claim under or by reason of this instrument or any terms, covenants or conditions hereof, and all the terms, covenants and conditions, promises and agreements contained in this instrument shall be for the sole and exclusive benefit of Purchaser and its successors and assigns.  This instrument is executed by Seller, and shall be binding upon Seller and its respective successors and assigns effective immediately upon its execution and delivery.

            3.         Further Assurances.  Seller hereby covenants that from time to time after the delivery of this instrument, at Purchaser's reasonable request, Seller will do, execute, authorize and deliver or will cause to be done, executed, authorized and delivered such further acts, instruments, notices, documents and assurances as Purchaser may deem reasonably necessary for the effective transfer and assignment of all right, title and interest in and to Seller's Intellectual Property included within the Acquired Assets to Purchaser, its successors and assigns.

            4.          Miscellaneous.  The rights and obligations of Purchaser and Seller set forth in the Asset Purchase Agreement shall not be limited, altered, impaired, enhanced or enlarged by this instrument.  This instrument is subject to the terms and conditions of the Asset Purchase Agreement and shall be governed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles.

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            IN WITNESS WHEREOF, and intending to be legally bound hereby, Seller has caused this Bill of Sale for Tangible and Intangible Property to be executed and delivered by its duly authorized representative as of the day and year first above written.

                                                                               THERMAFREEZE PRODUCTS CORPORATION

                                                                        By:

                                                                               Name: Richard E. Bolton
                                                                               Title:   Chief Executive Officer

Exhibit C

ASSIGNMENT AND ASSUMPTION AGREEMENT

            THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made, executed and delivered as of this 21st day of March, 2010, by and between ThermaFreeze Products Corporation, a Delaware corporation ("Assignor"), and Aquamer Shipping Corp., a Delaware corporation ("Assignee").  All defined terms used herein and not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement (as defined below).

W I T N E S S E T H:

            WHEREAS, Assignor and Assignee are party to an Asset Purchase Agreement dated as of even date herewith, by and among Assignor, Assignee and Aquamer Medical Corp., a Delaware corporation, (the "Asset Purchase Agreement");

            WHEREAS, the Asset Purchase Agreement provides for, among other things, (i) the transfer and sale to Assignee all of Assignor's right, title and interest in and to the Contracts (as defined in the Purchase Agreement) to the extent that such contracts, leases and agreements are assignable and (ii) the assumption of the Assumed Liabilities by Assignee; and

            WHEREAS, Assignor and Assignee desire to carry out the intent and purpose of the Purchase Agreement by executing and delivering this instrument evidencing the assignment and assumption of the Contracts.

            NOW, THEREFORE, in consideration of the premises and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                        1.         Assignor hereby sells, grants, assigns and transfers to Assignee, its successors and assigns from and after the date hereof, the Contracts, for all the rest of the respective terms of such Contracts (and any renewals, extensions and other options therein contained), subject to the covenants, conditions and provisions therein contained.

                        2.         From time to time after the date hereof, without further consideration, Assignor shall execute and deliver such other instruments of assignment, transfer and conveyance and shall take such other action as Assignee may reasonably request to more effectively assign, transfer and convey to Assignee, all of Assignor's right, title and interest in and to any of the Contracts being assigned, transferred and conveyed to it hereunder or to enable it to exercise and enjoy all rights and benefits of Assignor with respect thereto.

                        3.         Assignee hereby assumes and agrees to perform any and all liabilities and obligations of Assignor under the Contracts arising after the Closing with the same force and effect as if Assignee had signed such Contracts originally in place of Assignor; provided that such assumption shall not apply to any Contract which requires third party consent if such consent has not been obtained.

                        4.         If any assignment or attempted assignment of any Contract without the consent or approval of a third party would constitute a breach thereof, and if such consent is not obtained, Assignor will cooperate with Assignee in any arrangement designed to provide for Assignee the benefits under any Contract, including enforcement for the benefit of Assignee of any and all rights of Assignor against a third party thereto arising out of the breach or cancellation by such third party or otherwise.

                        5.         This Assignment and Assumption Agreement shall inure to the benefit of and be binding upon Assignor and Assignee and their respective successors and assigns.

                       6.         In the event of any conflict between a provision of the Purchase Agreement and a provision hereof, the provision of the Purchase Agreement shall control.

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            IN WITNESS WHEREOF, and intending to be legally bound hereby, Assignor and Assignee have caused this Assignment and Assumption Agreement to be executed and delivered by their duly authorized representative as of the day and year first above written.

ASSIGNOR

THERMAFREEZE PRODUCTS CORPORATION

By:

      Name: Richard E. Bolton

      Title: Chief Executive Officer

ASSIGNEE

AQUAMER SHIPPING CORP.

By:

       Name: Richard Falcone

       Title: Chief Executive Officer